                                                                    Exhibit 99.6

              CART, INC. AND CHAMPIONSHIP AUTO RACING TEAMS, INC.


    SCHEDULE OF FEDERAL COPYRIGHT REGISTRATIONS AND DOMAIN NAME REGISTRATIONS

FEDERAL COPYRIGHT REGISTRATIONS

REGISTRATION NO.        TITLE                                         OWNER               REGISTRATION DATE
----------------        -----                                         -----               -----------------
VA835662                CART : Combined Agency Response Team          CART, Inc.          February 3, 1997

VA1188079               Champcar World Series Logo                    CART, Inc.          May 13, 2003





REGISTERED DOMAIN NAMES

DOMAIN NAME                 OWNER                                           REGISTERED                 EXPIRES

cart.com                    Championship Auto Racing Teams, Inc.            September 18, 2002         February 16, 2008

champcarworldseries.com     Championship Auto Racing Teams, Inc.            November 14, 2002          November 14, 2008
